UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Astrotech Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Astrotech Corporation

Amendment No. 1 to Proxy Statement
for 2017 Annual Meeting of Stockholders

EXPLANATORY NOTE
This Amendment No. 1 to Schedule 14A is being filed to amend the definitive proxy statement of Astrotech Corporation for its 2017 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on October 26, 2017, in order to correct the disclosure regarding the number of shares of Common Stock required to approve “Proposal 2 -The reincorporation of the Company from the State of Washington to the State of Delaware.” The statutory requirement that such proposal must be approved by two-thirds (2/3) of the shares of Common Stock outstanding on the record date remains unchanged.
CHANGES TO PROXY STATEMENT
The following section of the proxy statement on page 6 is accordingly amended and restated as follows:
Vote Required for Reincorporation
The approval of the reincorporation of the Company from the State of Washington to the State of Delaware requires the vote of two-thirds (2/3) of the shares of Common Stock outstanding on the record date, which requires the approval of the holders of 2,739,025 shares of Common Stock outstanding on the record date. Abstentions will have the effect of a vote “Against” Proposal 2.